AC  ANTON  &
      CHIA                              CERTIFICATED PUBLIC ACCOUNTANTS

May 18, 2016

U.S. Securities and Exchange Commission
Office of the Chief Accountant
100F Street Northeast
Washington, DC 20549-2000

RE: 	PERRY HILL ACQUISITION CORPORATION
	File No. 000-55566

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K dated May 18, 2016 of
PERRY HILL ACQUISITION CORPORATION ("the Registrant") and are in agreement with the statements contained therein as it pertains to our firm.

We have no basis to agree or disagree with any other statements of the Registrant contained in Item 4.01.


Sincerely,


/s/ Anton & Chia, LLP